Exhibit 23.1

Consent of the Independent Auditors

The Board of Directors
Compex Technologies, Inc.

     We consent to the incorporation by reference in this Registration Statement of Compex Technologies, Inc. on Form S-8 of our report dated August 23, 2002, appearing in the Annual Report on Form 10-K of Compex Technologies, Inc. for the fiscal year ended June 30, 2002.

March 14, 2003

/s/ Ernst & Young LLP